Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

     THIRD SUPPLEMENTAL INDENTURE, dated as of March 21, 2006 (this “Supplemental Indenture”), among Aavid Thermal Technologies, Inc., a Delaware corporation (the “Company”), the Guarantors named on the signature page hereto (the “Guarantors”) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).
     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of February 2, 2000, as amended by the First Supplemental Indenture dated as of April 30, 2001 and the Second Supplemental Indenture dated as of February 14, 2006 (as so amended, the “Indenture”), providing for the creation and issuance of the Company’s 12-3/4% Senior Subordinated Notes due 2007 (the “Notes”) (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture); and
     WHEREAS, in accordance with Section 8.02 of the Indenture, the Trustee and the Company and the Guarantors, when authorized by a Board Resolution, together with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes outstanding as of the date hereof, may amend or waive certain terms and covenants in the Indenture as described below; and
     WHEREAS, the Company and each of the Guarantors are undertaking to execute and deliver this Supplemental Indenture to amend certain terms and covenants in the Indenture in connection with the Offer to Purchase and Consent Solicitation Statement of the Company dated March 8, 2006 and any amendments, modifications or supplements thereto (the “Offer and Consent Solicitation”); and
     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each of the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
Amendments and Waivers
     SECTION 1.01.      Applicability of Certain Indenture Provisions to the Offer and Consent Solicitation. The application of the provisions of Article IV of the Indenture are hereby waived to the extent that such provisions might otherwise interfere with the ability to enter into agreements contemplated by, and to consummate, the Offer and Consent Solicitation.
     SECTION 1.02.      Amendments to the Indenture. The amendments to the Indenture set forth herein shall become effective upon the execution and delivery by the Trustee, the Company and the Guarantors of this Supplemental Indenture, and shall become operative at the time the

Company first accepts for payment Notes validly tendered pursuant to the Offer and Consent Solicitation and deposits with Deutsche Bank Trust Company Americas, as Depositary under the Offer and Consent Solicitation, an amount of money sufficient to pay for such Notes and make all consent payments required under the Offer and Consent Solicitation:
     (a)      Definitions.
        (i)      The definition of “Restricted Subsidiary” set forth in Section 1.01 of the Indenture is hereby amended in its entirety to read as follows:
       ““Restricted Subsidiary” means a Subsidiary of the Company other than an Unrestricted Subsidiary.”
        (ii)      The definition of “Senior Credit Facility” set forth in Section 1.01 of the Indenture is hereby amended in its entirety to read as follows:
       ““Senior Credit Facility” means the Credit Agreement, by and among ANSYS, Inc., the lenders party thereto in their capacities as lenders thereunder, Bank of America, N.A., as administrative agent, and Banc of America Securities LLC, as sole lead arranger and sole book manager, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of ANSYS, Inc. as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.”
        (iii)      The definition of “Unrestricted Subsidiary” set forth in Section 1.01 of the Indenture is hereby amended in its entirety to read as follows:
       ““Unrestricted Subsidiary” means (1) any Subsidiary of an Unrestricted Subsidiary and (2) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a Board Resolution, until such time as the Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary.”
        (iv)      All definitions set forth in the Indenture that relate to defined terms used solely in sections deleted by this Supplemental Indenture are hereby deleted in their entirety.
     (b)      Redemption Notices.
        (i)      Section 3.01 of the Indenture is hereby amended in its entirety to read as follows:

“Section 3.01.      Notices to Trustee.
If the Company elects to redeem Notes pursuant to paragraph 7 of the Notes, at least 5 days prior to the Redemption Date or during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.”
     (ii)      The first paragraph of Section 3.03 of the Indenture is hereby amended in its entirety to read as follows:
“Section 3.03.      Notice of Redemption.
Notice of redemption shall be mailed by first class mail at least 5 but not more than 60 calendar days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.”
     (c)      Covenants. The Indenture is hereby amended to delete Sections 4.02, 4.03, 4.05, 4.09, 4.10, 4.11, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20, 4.21, 4.22 and 4.24 and clauses (a) and (c) of Section 4.04 in their entirety and all references thereto contained elsewhere in the Indenture in their entirety.
     (d)      Successor Corporation. Section 5.01 of the Indenture is hereby amended to delete all text set forth therein following clause (1) thereof and all references thereto contained elsewhere in the Indenture in their entirety.
     (e)      Events of Default. Section 6.01 of the Indenture is hereby amended to delete clauses (d), (e), (f), (g) and (h) thereof and all references thereto contained elsewhere in the Indenture in their entirety.
     (f)      Defeasance. Section 9.04 of the Indenture is hereby amended to delete clauses (b), (c), (d), (f), (h) and (j) thereof and all references thereto contained elsewhere in the Indenture in their entirety.
     (g)      Notices. The notice information for the Company set forth in Section 12.02 of the Indenture is hereby amended in its entirety to read as follows:
     “If to the Company:
Aavid Thermal Technologies, Inc.
275 Technology Drive
Southpointe
Cannonsburg, PA 15317
Attention: Sheila S. DiNardo, Esq.

Tel: (724) 746-3304
Fax: (724) 514-3609
     Copy to:
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA
Attention:   John R. LeClaire
                    Joseph L. Johnson III
Tel: (617) 570-1000
Fax: (617) 523-1231
     (h)      Exhibits. Exhibit B to the Indenture, the form of Exchange Notes, is hereby replaced in its entirety with Exhibit B attached hereto.
     (i)      Section References. All references in the Indenture to sections, definitions and exhibits amended hereby shall mean such section, definitions and exhibits as amended or further amended by this Supplemental Indenture.
ARTICLE II
Miscellaneous
     SECTION 2.01.      Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 2.02.      Trustee Makes No Representation. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     SECTION 2.03.      Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

     SECTION 2.04.      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 2.05.      Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.
     SECTION 2.06.      Effects of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above written.

AAVID THERMAL TECHNOLOGIES, INC.
By:	/s/ John W. Mitchell
	Name:	John W. Mitchell
	Title:	Vice President

Guarantors:

FLUENT INC. (f/k/a Fluent Holdings, Inc.)
AAVID THERMAL PRODUCTS, INC.
THERMALLOY INVESTMENT CO., INC.
THERMALLOY, INC.
AAVID THERMALLOY, LLC
APPLIED THERMAL TECHNOLOGIES, LLC
AAVID THERMALLOY SW, LLC
AAVID THERMALLOY OF TEXAS, LLC
ENDUCTIVE SOLUTIONS, INC.
TROY III, INC.

By:	/s/ John W. Mitchell
	Name:	John W. Mitchell
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Trustee
By:	Deutsche Bank National Trust Company

By:	/s/ David Contino
	Name:	David Contino
	Title:	Assistant Vice President

By:	/s/ Yana Kalachikova
	Name:	Yana Kalachikova
	Title:	Assistant Vice President

EXHIBIT B

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.
ISIN No.:
AAVID THERMAL TECHNOLOGIES, INC.

12-3/4% SENIOR SUBORDINATED NOTE DUE 2007, SERIES B

No.	$

     AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to                 or registered assigns, the principal sum of $________ on           , 2007.
Interest Payment Dates: February 1 and August 1, commencing August 1, 2000.
Record Dates: January 15 and July 15.
Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

AAVID THERMAL TECHNOLOGIES, INC.
By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication
     This is one of the 12 3/4% Senior Subordinated Notes due 2007, Series B, referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as Trustee
By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

(REVERSE OF SECURITY)
12 3/4% SENIOR SUBORDINATED NOTE DUE 2007, SERIES B

1.      Interest. AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.
2.      Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on July 15 or January 15 preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.
3.      Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, a banking organization organized under the laws of New York (the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.
4.      Indenture. The Company issued this Note under an Indenture, dated as of February 2, 2000, as amended by the First Supplemental Indenture dated as of April 30, 2001, the Second Supplemental Indenture, dated as of February 14, 2006, and the Third Supplemental Indenture dated as of March ___, 2006 (as supplemented, the “Indenture”), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 12 3/4% Senior Subordinated Notes due 2007, Series B (the “Exchange Notes”), issued in exchange for the initial 12 3/4% Senior Subordinated Notes due 2007, Series A (the “Initial Notes” and, together with the Exchange Notes, the “Notes”). The Notes are limited in aggregate principal amount to $150,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.
5.      Subordination. Except to the extent set forth in paragraph 10, the Notes are general unsecured obligations of the Company and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.
6.      Guarantee. The obligations of the Company hereunder are guaranteed on a senior subordinated basis by the Guarantors. Each Guarantee by a Guarantor is subordinated in right of payment to all Guarantor Senior Indebtedness of such Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Company.
7.      Redemption.
(a)      The Notes will be redeemable at the option of the Company, in whole or in part, during the 24-month period beginning February 1, 2004 at a price equal to 100% of the principal amount thereof, plus and applicable Make Whole Premium, and thereafter at 102% of the principal amount, in each case, with accrued and unpaid interest, if any, to the date of redemption; provided, however, that at maturity the Notes shall be redeemable at 100% of principal amount outstanding.
For the purposes of the foregoing, the “Make Whole Premium” means, with respect to a Note, an amount equal to the excess, if any, of (1) the present value as of the date of such prepayment of the remaining semi-annual interest payments, if any, and the principal payment including premium due on such Note as if such Note were redeemed on February 1, 2006, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (2) the outstanding principal amount of such Note. In no case shall the Make Whole Premium be negative.
(b)      Optional Redemption Upon Public Equity Offerings. Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to February 2, 2003 at a Redemption Price equal to 112.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that
(1)	at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption, and

(2)	any such redemption occurs within 60 days following the closing of any such Public Equity Offering.
8.      Notice of Redemption. Notice of redemption under paragraphs 6(a) and 6(b) of this Note will be mailed at least 5 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.
Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such

Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.
9.      Offers to Purchase. The Indenture provides that, after certain Asset Sales and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.
10.      Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.
11.      Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.
12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an “abandoned property” law designates another person.
13.      Defeasance and Covenant Defeasance. If the Company at any time deposits with the Trustee U.S. legal tender and/or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).
14.      Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.
15.      Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, merge or consolidate with any other person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s or any Guarantor’s assets. Such limitations are subject to a number of important qualifications and exceptions.
16.      Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

17.      Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
18.      Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
19.      No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
20.      Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.
21.      Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.
22.      Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
22.      CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.
23.      Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Aavid Thermal Technologies, Inc., 275 Technology Drive, Southpointe, Cannonsburg, PA 15317, Attention: Sheila S. DiNardo, Esq.

ASSIGNMENT FORM
If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint _______________________________________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________________________	Signed: ______________________________________________________ (Sign exactly as your name appears on the other side of this Note)
Medallion Guarantee:  ____________________________________

[OPTION OF HOLDER TO ELECT PURCHASE]
If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.17 of the Indenture, check the appropriate box:
Section 4.13 ☐
Section 4.17 ☐
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.17 of the Indenture, state the amount you elect to have purchased:
$ __________________

Date: _______________________________________	_________________________________________________________
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.
Medallion Guarantee: _________________________________